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                                                                     Exhibit 3.2

                             FORM OF

                       NORWEST CORPORATION

                    CERTIFICATE OF AMENDMENT
                              OF
                 CERTIFICATE OF INCORPORATION

                     -------------------

                  Pursuant to Section 242 of the
         General Corporation Law of the State of Delaware

                     -------------------

     We, Stanley S. Stroup, Executive Vice President, and Laurel A. Holschuh, Secretary, of Norwest Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify:

     FIRST: That at a meeting of the Board of Directors of the Corporation duly held on ____________________, 1998 resolutions were adopted proposing an amendment, as hereinafter set forth, of the Restated Certificate of Incorporation of the Corporation, declaring the advisability of such amendment, and directing that the amendment be presented for the consideration of the stockholders of the Corporation at a special meeting of such stockholders.

     SECOND: That at the special meeting of all such stockholders entitled to vote on the amendment hereinafter set forth, held on _________, 1998, and called in accordance with the relevant provisions of the General Corporation Law of the State of Delaware, the holders of a majority of the outstanding shares of common stock of the Corporation voted in favor of such amendment, as hereinafter set forth, to the Restated Certificate of Incorporation of the Corporation.

     THIRD: That there has been duly adopted, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, an amendment of the Restated Certificate of Incorporation of the Corporation, as follows:

     1. Article FIRST shall be amended to state in its entirety:

        FIRST: The name of this corporation is Wells Fargo & Company.



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     IN WITNESS WHEREOF, NORWEST CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Stanley S. Stroup, its Executive Vice President, and attested by Laurel A. Holschuh, its
Secretary, this   day of               , 1998.

                                    NORWEST CORPORATION

(Corporate Seal)

                                    By: ________________________
                                        Executive Vice President

ATTEST:


__________________________
Secretary